Exhibit 99.1

Stran & Company Announces the Appointment of Industry Veteran Sheila Johnshoy as Chief Operating Officer

Quincy, MA / March 16, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that promotional products industry veteran Sheila Johnshoy has been appointed Chief Operating Officer to support the Company’s continued growth.

Ms. Johnshoy brings over 20 years of leadership in the B2B promotional products industry. Prior to joining Stran, she served as Vice President of Sourcing and Merchandising at SwagUp LLC, where she designed the merchandising and sourcing structure, as well as the supply chain functions. Prior to SwagUp, she served as Chief Revenue Officer for ePromos Promotional Products, Inc. where she developed strategic plans that helped grow revenue from $18 million to over $70 million, while increasing gross profit and net profitability. While at ePromos, Ms. Johnshoy worked with its Chief Executive Officer to prepare the company for acquisition and complete a successful sale in November, 2019. Ms. Johnshoy also created and led the promotional products division within Harland Clark as Vice President of Merchandising. She previously served on the advisory board for the Herberger School of Business at St. Cloud State. She received her mini MBA from the University of St. Thomas and a Bachelor of Business Management from St. Cloud State University.

Andy Shape, President and CEO of Stran, commented, “We are honored to welcome Sheila to the senior management team. She is a highly regarded professional in our industry with an impressive track record developing and executing growth strategies, managing multi-channel businesses/brands, as well as developing sales and marketing teams. Among her many accomplishments, she led two industry start-ups, one of which was a public company which was successfully acquired during her tenure. She also brought two of the world’s largest retailers into the promotional products industry. While at Harland Clarke, she helped grow revenues from start-up to $8 million within the first 12 months alone. This appointment comes at a key inflection point as we focus on accelerating our growth, both organically and through acquisitions. We look forward to Sheila’s contributions as we continue to expand our market position as a leading provider of outsourced marketing solutions.”

About Stran

Over the past 25 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com